Report of Independent Auditors
To the Board of Directors and Stockholders of
Cyota, Inc.
We have audited the accompanying consolidated balance sheets of Cyota, Inc. (the “Company”) and its subsidiary as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit in order to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Company’s management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel Aviv, Israel
March 22, 2005

Cyota, Inc.
Consolidated Balance Sheet
U.S. dollars in thousands (except share and per share data)

December 31,
2004
Assets
Current assets:
Cash and cash equivalents	$9,399
Restricted cash	26
Accounts receivable	974
Prepaid expenses and other current assets	167

Total current assets	10,566
Property and equipment, net	454
Other assets	329

Total assets	$11,349

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$440
Payroll and benefit related liabilities	525
Other payables and accrued expenses	1,153

Total current liabilities	2,118
Accrued severance liability	405

Total liabilities	2,523

Stockholders’ Equity:
Preferred Stock, $0.002 par value; 394,620,000 shares authorized; 196,515,001 shares issued and outstanding (includes redeemable New Series B Preferred Stock — Note 6)	393
Common stock, $0.002 par value; 273,000,000 shares authorized; 16,291,035 shares issued and outstanding	32
Additional paid-in capital	27,091
Stock purchase receivable	(32)
Accumulated deficit	(18,658)

Total stockholders’ equity	8,826

Total liabilities and stockholders’ equity	$11,349

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statement of Operations
U.S. dollars in thousands (except per share data)

Year Ended
December 31,
2004

Revenues	$6,748
Cost of revenues	2,669

Gross profit	4,079

Operating expenses:
Research and development	2,172
Sales and marketing	1,610
General and administrative	1,593

Total operating expenses	5,375

Loss from operations	(1,296)

Interest and other income (expense), net	(1)
Interest expense	(1)

Net loss	(1,298)

Deemed dividend	(79)

Net loss available to common stockholders	$(1,377)

Basic and diluted net loss per share	$(0.11)

Weighted average number of ordinary shares used in computing basic and diluted net loss per share	12,141

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statement of Changes in Stockholders’ Equity
U.S. dollars in thousands (except share data)

	Preferred Stock		Common Stock		Additional	Stock		Total
					Paid-in	Purchase	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at January 1, 2004	97,821,969	196	11,131,369	22	20,131	—	(17,360)	2,989
Net loss	—	—	—	—	—	—	(1,298)	(1,298)
Recapitalization	31,550,608	63	—	—	(63)	—	—	—
Net exercise of warrants	1,233,333	2	2,466,668	5	(7)	—	—	—
Issuance of new Series B Stock, net	65,909,091	132	—	—	6,997	—	—	7,129
Exercise of stock options	—	—	2,692,998	5	33	(32)	—	6

Balance at December 31, 2004	196,515,001	$393	16,291,035	$32	$27,091	$(32)	$(18,658)	$8,826

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statement of Cash Flows
U.S. dollars in thousands

Year Ended
December 31,
2004
Cash flows from operating activities:
Net loss	$(1,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	162
Loss on disposal of fixed assets	46
Decrease in accounts receivable, net	18
Decrease in prepaid expenses and other assets	22
Increase in accounts payable	160
Increase in other liabilities and accrued expenses	554
Increase in accrued severance liability, net	106

Net cash used in operating activities	(230)

Cash flows from investing activities:
Purchases of property and equipment	(270)
Long term lease deposits	(34)
Decrease in restricted cash	9

Net cash used in investing activities	(295)

Cash flows from financing activities:
Proceeds on sale of New Series B Preferred Stock, net	7,129
Proceeds from exercise of stock options	6

Net cash provided by financing activities	7,135

Net increase in cash and cash equivalents	6,610
Cash and cash equivalents, beginning of period	2,789

Cash and cash equivalents, end of period	$9,399

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Notes to Consolidated Financial Statements
U.S. dollars in thousands (except share and per share data)

1.	Organization and Operations

Cyota, Inc. (together with its subsidiary, the “Company”) was incorporated in October 1999 under the laws of the State of Delaware. The Company develops and markets anti-fraud solutions for banks and financial institutions worldwide. The Company’s products and services include online payment security services (Verified by Visa and MasterCard SecureCode) and anti-phishing solutions.

Cyota Israel Ltd. (“Cyota-Israel”), the Company’s wholly owned subsidiary, was incorporated in October 1999 under the laws of the State of Israel. Cyota-Israel currently serves as a research and development center for the Company.

2.	Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management involve the assessment of collectibility of accounts receivable, the determination of the allowance for doubtful accounts, the computation of the Company’s effective tax rate and deferred tax assets and liabilities, the determination of the fair market value of its common stock and the valuation and useful lives of its long-lived assets. Actual results can differ from those estimates.

Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiary. As of December 31, 2004, all of the Company’s subsidiaries are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.

Functional Currency
The reporting and functional currency of the Company is the U.S. dollar. A substantial portion of Cyota-Israel’s costs are incurred in Israel and denominated in New Israeli Shekels (“NIS”). Most of the Company’s revenues and marketing costs are generated outside of Israel, primarily in transactions denominated in U.S. dollars. Accordingly, the currency of the primary economic environment in which the Company’s operations are conducted is the U.S. dollar, which is used as the functional and reporting currency of the Company and its subsidiary.

Transactions and balances in currencies other than the dollar are remeasured into dollars, in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the consolidated statement of operations as interest and other income or expense, as appropriate. For the year ended December 31, 2004, such amounts were not material.

Amounts in the consolidated financial statements representing the U.S. dollar equivalents of balances denominated in other currencies do not necessarily represent their real or economic value in U.S. dollars.

Cash Equivalents Cash equivalents consist of investments in highly liquid short-term instruments with original maturities of three months or less and are stated at cost. Interest is accrued as earned.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	2

Restricted Cash
Restricted cash is primarily invested in certificates of deposit, which mature within one year and is used as security for the Company’s office leases.
Property and Equipment
Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets, at the following annual rates:

Computers, software and peripheral equipment	33%
Electronic equipment	15%
Office furniture and equipment	6-15%
Leasehold improvements	Shorter of the lease term or the life of the asset
Maintenance, repairs and minor replacements are charged to expense as incurred.
Valuation of Long-Lived Assets
The Company reviews the recoverability of the carrying amounts of its long-lived assets, consisting of property and equipment, by assessing the estimated future undiscounted cash flows attributable to such assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying value of a long-lived asset is considered impaired, the Company recognizes a loss based on the difference between the carrying amount and the fair value of that asset in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”).
In September 2004, Cyota-Israel relocated its offices and realized an impairment of the value of its leasehold improvements. As a result, the Company recorded an impairment charge of $56 during the year ended December 31, 2004.
Revenue Recognition
The Company generates revenue from hosting services, registration fees, set-up fees and other professional services.
Monthly registration fees and hosting service revenues are recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”) when the services are delivered, provided that evidence of an arrangement exists, the fee is fixed or determinable, no significant Company obligations remain and collection of the receivable is reasonably assured.
Revenues from set-up fees are recognized ratably over the term of the agreement provided that evidence of an arrangement exists, the fee is fixed or determinable, no significant Company obligations remain and collection of the receivable is reasonably assured.
Revenues from professional services are recognized when the services are delivered, provided that evidence of an arrangement exists, the fee is fixed or determinable, no significant Company obligations remain and collection of the receivable is reasonably assured. Revenue from professional services agreements that contain a customer acceptance provision, are recognized upon customer acceptance or when the acceptance period has expired.
Revenue from software licenses that require significant customization, integration and installation, are recognized in accordance with AICPA Statement of Position No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”), using contract accounting and the percentage of completion method, based on the relationship of actual labor hours incurred to total labor hours estimated to be incurred over the duration of the contract, and in accordance with the Input Method.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	3

Revenues from certain arrangements may include multiple elements within a single contract. The Company’s accounting policy complies with the provisions of Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), relating to the separation of multiple deliverables into individual accounting units with determinable fair value.
Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contact. As of December 31, 2004, no such estimated losses were identified.
Payments from customers that are received in advance of revenue recognition are recorded as deferred revenue.
Research and Development
Costs incurred in connection with the research and development of the Company’s products are expensed as incurred.
Stock-based compensation
The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN 44”) in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company’s share options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized. The pro forma disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“FAS 123”), and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123 (“FAS 148”) are provided in Note 7 and below.
The Company applies FAS 123 and EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services with respect to options issued to non-employees. FAS 123 requires use of an option valuation model to measure the fair value of the options at the grant date.
The following table provides a reconciliation of net loss to pro forma net loss as if compensation cost for stock options granted to employees had been determined using the fair value method prescribed by FAS 123. The estimated fair value of each stock option is calculated using the Black-Scholes option-pricing model:

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	4

Year Ended
December 31,
2004

Net loss, as reported	$(1,298)

Add: Stock-based employee compensation expense included in net loss, as reported	—

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards calculated with the use of a Black-Scholes option-pricing model	(2)

Pro forma net loss	$(1,,300)

Net loss per share

Basic and diluted net loss per share:
As reported	$(0.11)

Pro forma	$(0.11)

The following weighted average assumptions were used: (1) risk-free interest rate of 3.15% (2) dividend yield of 0.00%; (3) expected life of three or five years; and (4) volatility of 100%.
Income Taxes
The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“FAS 109”), which requires use of the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.
Earnings per Share
Basic net loss per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the sum of the weighted average number of shares of common stock outstanding during the period, net of shares subject to repurchase, using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Under the two-class method, income (loss) from continuing operations (or net income/loss) is reduced by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends (or interest on participating income bonds) that must be paid for the current period. The remaining earnings are then allocated to common stock and participating securities to the extent that each security may share in earnings as if all of the earnings for the period had been distributed. The total earnings allocated to each security are determined by adding together the amount allocated for dividends and the amount allocated for a participation feature. The total earnings allocated to each security are then divided by the number of outstanding shares of the security to which the earnings are allocated to determine the earnings per share for the security.
Diluted earnings per share (“Diluted EPS”) gives effect to all dilutive potential ordinary shares outstanding during the period. The computation of Diluted EPS does not assume conversion,

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	5

exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The dilutive effect of outstanding stock options and warrants is computed using the treasury stock method.
As of December 31, 2004, the Company had outstanding convertible preferred stock, warrants to purchase convertible preferred stock, warrants to purchase common stock and stock options to purchase an aggregate of 228,407,580 shares, which were not included in the calculation of Diluted EPS due to the anti-dilutive nature of these instruments.
As discussed in Note 6 below, in connection with recapitalization of the Company in December 2004, the Company’s board of directors adopted and the Company’s stockholders approved revisions to its articles of association that amended the conversion ratio of the previously issued and outstanding Series D Preferred Stock. Upon closing of the recapitalization, each share of Series D Preferred Stock converted into 1.0236784 shares of New Series A Preferred Stock. The modification of the conversion ratio represented by this amendment was treated as an induced conversion of the Preferred Shares and, as a result, the Company recorded a deemed dividend of $79 during the year ended December 31, 2004.
The following table sets forth the computation of basic and diluted net loss per share for the year ended December 31, 2004.

Year Ended
December 31,
2004

Numerator
Net loss	$(1,298)
Preferred stock deemed dividend	(79)

Numerator, net loss attributable to common stockholders	$(1,377)

Denominator
Denominator, weighted average shares	12,141

Net loss per share
Basic and diluted net loss per share	$(0.11)

Financial Instruments
The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At December 31, 2004, the carrying amounts of cash and cash equivalents, restricted cash accounts receivable and accounts payable approximate their fair values, due to the short-term maturities of these instruments.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, restricted cash and trade receivables. Cash and cash equivalents are maintained by major financial institutions in the United States and Israel. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.
The Company’s trade receivables are derived from sales to large financial institutions. The Company performs ongoing credit evaluations of its customers’ financial condition. The Company does not generally require collateral from its customers and substantially all of its trade receivables are unsecured. The Company maintains an allowance for doubtful accounts receivable based upon

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	6

management’s experience and estimate of collectibility of each account. To date, the Company has not experienced any losses on its trade receivables. The risk of collection associated with trade receivables is mitigated by the variety and number of customers. As of December 31, 2004, no allowance for doubtful accounts was required.
The following table summarizes revenues from customers who constituted in excess of 10% of total revenues:

Year Ended
December 31,
2004

Customer A	23%
Customer B	15%
Customer C	11%
The following table summarizes accounts receivable from customers who constituted in excess of 10% of total accounts receivable:

December 31,
2004

Customer A	22%
Customer B	13%
Customer C	18%
Recently Issued Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R, Share-Based Payment (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all stock-based compensation payments, using a fair-value-based method. Since the Company is a nonpublic entity, SFAS 123R is effective as of the beginning of the first annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact of SFAS 123R on its operating results and financial condition.
In December 2004, the FASB issued FASB Staff Position No. FAS 109-1, Application of FASB Statement No. 109, “Accounting for Income Taxes,” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“FAS 109-1”). The American Job Creation Act of 2004 (the “AJCA”) introduces a special 9% tax deduction on qualified production activities. FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with FAS 109. Pursuant to the AJCA, the Company will not be able to claim this tax benefit until the first quarter of fiscal 2006. The Company does not expect the adoption of these new tax provisions to have a material impact on its consolidated financial position, results of operations or cash flows.
In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creations Act of 2004 (“FAS 109-2”). The AJCA introduces a limited time 85% dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. FAS 109-2 provides accounting and disclosure guidance for the repatriation provision. Although FAS 109-2 is effective immediately, the Company does not expect to be able to complete its evaluation of the repatriation provision until after Congress or the Treasury Department provides additional clarifying language on key elements of the provision. In January 2005, the Treasury Department began to issue the first of a series of clarifying guidance documents related to this provision. However, the Company does not expect the adoption of FAS 109-2 to have a material impact on its consolidated financial position, results of operations or cash flows.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	7

3.	Property and Equipment

Property and equipment consists of the following:

December 31,
2004

Computers, software and peripheral equipment	$1,109
Electronic equipment	99
Office furniture and equipment	108
Leasehold improvements	14

1,330
Less: accumulated depreciation and amortization	(876)

Property and equipment, net	$454

4.	Other Payables and Accrued Expenses

Other payables and accrued expenses consist of the following:

December 31,
2004

Accrued expenses	$515
Deferred revenue	223
Government authorities and taxes payable	298
Accrued professional fees	117

Total	$1,153

5.	Accrued Severance Liability

The Company’s liability for severance pay for its Israeli employees is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. After completing one full year of employment, the Company’s Israeli employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of these severance pay funds and insurance policies was $278 and is included in other assets as of December 31, 2004. Severance pay expenses for the year ended December 31, 2004 were approximately $111.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	8

6.	Stockholders’ Equity

In December 2004, in connection with the New Series B Financing (see below), the Company completed a recapitalization, such that all of the previously issued shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock were exchanged for newly issued New Series A Convertible Preferred Stock in accordance with the following exchange ratios:

Class of Preferred Stock	Exchange Ratio
Series A Convertible Preferred Stock	1:1
Series A-1 Convertible Preferred Stock	1:0.6
Series B Convertible Preferred Stock	1:1
Series B-1 Convertible Preferred Stock	1:1
Series B-2 Convertible Preferred Stock	1:4
Series C Convertible Preferred Stock	1:1
Series D Convertible Preferred Stock	1:1.0236784
As of December 31, 2004, the Company’s authorized capital consisted of the following:

		Number
	Number	of Shares
	of Shares	Issued and	Carrying
	Authorized	Outstanding	Value
Preferred Stock
New Series B Convertible Preferred Stock	65,910,000	65,909,091	132
New Series BB Convertible Preferred Stock	65,910,000	—	—
New Series A Convertible Preferred Stock	131,400,000	130,605,910	261
New Series AA Convertible Preferred Stock	131,400,000	—	—

	394,620,000	196,515,001	$393

Common Stock
Common Stock	273,000,000	16,291,035	$32

The New Series A Convertible Preferred Stock and the New Series AA Convertible Preferred Stock (together, the “New Series A Preferred Stock) and the New Series B Convertible Preferred Stock and the New Series BB Convertible Stock (together, the “New Series B Preferred Stock”) are referred to as the New Preferred Stock.
Redeemable Preferred Stock
If the Company has not completed a Qualified IPO, as defined in the Company’s Certificate of Incorporation, prior to December 17, 2009, the majority of the holders of the Company’s New Series B Preferred Stock may require the Company to redeem all of outstanding shares of New Series B Preferred Stock in exchange for a payment of the original purchase price and any declared but unpaid dividends thereon. In accordance with Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FAS 150”), the Company has classified the New Series B Preferred Stock as a component of stockholders’ equity, since the Qualified IPO does not meet the definition of a “conditional event”, as defined in FAS 150.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	9

Liquidation Rights
In the event of a liquidation, dissolution or winding up of the Company, all assets and funds of the Company legally available for distribution will be distributed to the holders of Common Stock and the holders of New Preferred Stock, on an as-converted, pro-rata basis.
Dividends
Under the Company’s certificate of incorporation, the New Series B Preferred Stock are entitled to receive 8% non-cumulative dividends, when, as and if declared by the Company’s board of directors prior to the payment of dividends to any other class of stock.
New Series B Financing
In December 2004, the Company issued 65,909,091 shares of New Series B Preferred Stock in exchange for gross proceeds of $7,250.
Warrants
The following table summarizes information regarding outstanding warrants to purchase shares of the Company’s stock.

	Shares
	Available	Strike	Expiration
Underlying security	for Exercise	Price	Date

Warrants to purchase Series A Preferred Stock	516,667	$0.01	August 2008
Warrants to purchase Series A Preferred Stock	218,840	$0.60	September 2005

Total warrants to purchase Series A Preferred Stock	735,507

Warrants to purchase common stock	1,022,835	$0.047	July 2006
Warrants to purchase common stock	840,000	$0.002	Realization event
Warrants to purchase common stock	800,000	$0.200	January 2005
Warrants to purchase common stock	425,000	$0.15	March 2007
Warrants to purchase common stock	250,000	$0.30	Realization event
Warrants to purchase common stock	141,000	$0.15	Realization event
Warrants to purchase common stock	200,000	$0.015	February 2013
Warrants to purchase common stock	165,000	$0.60	August 2007
Warrants to purchase common stock	12,500	$0.15	August 2008
Warrants to purchase common stock	6,250	$0.60	February 2008

Total warrants to purchase common stock	3,862,585

The fair value of the warrants issued at the date of grant was immaterial and no compensation expense was recorded in connection with the issuance of the warrants listed above.

In January 2005, the warrants to purchase 800,000 shares of common stock (shown above) expired unexercised.

7.	Stock Options

In March 2000, the Company adopted the Cyota, Inc. Stock Option Plan (2000) (the “2000 Plan”) pursuant to which incentive and nonqualified stock options and stock purchase rights to purchase the Company’s Ordinary Shares may be granted to officers, employees, directors and consultants. In January 2003, the Company adopted the Cyota, Inc. 2003 Israeli Share Option Plan (the “2003 Plan”), for the benefit of its Israeli employees. In January 2005, the Company’s board of directors approved to merge the 2003 Plan with and into the 2000 Plan. The Company has reserved 56,016,097 shares

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	10

for issuance under the 2000 Plan. The 2000 Plan is administered by the compensation committee of the board of directors (the “Plan Administrator”).
The Plan Administrator determines the exercise price and vesting schedules for stock options granted under the 2000 Plan on the date of grant. Stock option grants made prior to December 31, 2004, generally vested over a three-year period. Beginning January 2005, stock option grants will generally vest over a four-year period.
Restricted stock awards issued under the 2000 Plan provide that shares awarded may not be sold or otherwise transferred until restrictions established by the underlying agreements have elapsed. Upon termination of employment, shares upon which restrictions have not lapsed are deemed forfeited by the grantee and transferred to and reacquired by the Company.
In the event of a liquidation, dissolution or change in control transaction, the options may be assumed or substituted by the successor company. Options that are not assumed or substituted by the successor company will accelerate in full upon a liquidation, dissolution or change in control transaction.
The following table summarizes stock option activity for the year ended December 31, 2004:

		Options Outstanding
			Weighted-
	Shares		Average
	Available	Number of	Exercise
	for Grant	Shares	Price

Options outstanding at January 1, 2004	7,351,738	27,300,087	0.013
Additional shares reserved	20,572,607	—	—
Granted	(750,000)	750,000	0.010
Exercised	—	(2,692,998)	0.014
Forfeited	33,336	(33,336)

Options outstanding at December 31, 2004	27,207,681	25,323,753	$0.014

The following table summarizes information about stock options outstanding under the 2000 Plan as of December 31, 2004:

	Options Outstanding			Options Exercisable
	Number	Weighted-Average	Weighted-	Number	Weighted-
	Outstanding at	Remaining	Average	Exercisable at	Average
	December 31,	Contractual	Exercise	December 31,	Exercise
Exercise Price	2004	Life (Years)	Price	2004	Price

$0.001	220,000	6.72	$0.001	220,000	$0.001
$0.002	1,150,000	6 26	0.002	1,150,000	0.002
$0.01	11,432,000	8.59	0.01	3,332,000	0.01
$0.015	9,887,222	5.91	0.015	9,527,222	0.015
$0.02	2,034,531	5.48	0.02	2,017,864	0.02
$0.05	400,000	6.06	0.05	400,000	0.05
$0.10	200,000	5.51	0.10	200,000	0.10

	25,323,753	7.11	$0.014	16,847,086	$0.015

The weighted average fair value of the stock options granted during the year ended December 31, 2004 was less than $0.01 as of the grant date.

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	11

In addition to the above, options to purchase an aggregate 1,970,734 shares of common stock of the Company at an exercise price of approximately $0.047 per share are outstanding as of December 31, 2004. The options are fully vested and are exercisable until July 2006.

8.	Income Taxes

Deferred tax assets are comprised of the following:

December 31,
2004

Net operating loss carryforwards	$6,799
Accrued vacation and severance pay	97

Gross deferred tax assets	6,896
Less: valuation allowance	(6,896)

Net deferred tax asset	$—

FAS 109 requires that a valuation allowance be recorded when it is more likely than not that deferred tax assets will not be realized. Since the Company has incurred net losses since inception and future income is uncertain, the Company recorded a full valuation allowance against its deferred tax assets as of December 31, 2004.
The Company’s net loss consists of the following:

Year Ended
December 31,
2004

United States	$(1,046)
Israel	(252)

Net Loss	$(1,298)

As of December 31, 2004, the Company had net operating loss carryforwards of approximately $15.9 million for federal and $15.8 million for state tax purposes. If not utilized, these carryforwards will begin to expire in 2015 for federal purposes and state purposes.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change of ownership, utilization of the carryforwards is restricted.

As of December 31, 2004, the Company had generated Israeli net operating loss carryforwards of approximately $1.5 million, which do not expire.

9.	Commitments

Leases
The Company leases offices and certain motor vehicles under noncancelable operating leases with various expiration dates through 2009. Rent expense for the year ended December 31, 2004 amounted to approximately $228. Motor vehicle lease expense for the years ended December 31, 2004 amounted to $145. Future minimum lease payments under noncancelable leases at December 31, 2004 are as follows:

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	12

Years ending December 31,
2005	$1,166
2006	610
2007	151

Total minimum lease payments	$1,927

Royalties
During 2002, the Company received an investment from a credit card issuer as support of the research and development for a specific product, in a total amount of $456. According to the agreement, the Company is obligated to pay royalties to the credit card issuer at the rate of 2.5% out of revenues from this product, until the earlier of either the repayment of the amount of the grants plus $50,000 to the credit card issuer or the elapse of five years.

As of December 31, 2004, no royalties were paid or accrued.

Contingencies
In 2000, the Company purchased two software licenses and certain maintenance services from a third party. The Company has not utilized the licenses and therefore has not paid a portion of the payments owed to the third party. In 2002, the Company received a notice from the third party claiming breach of contract. The Company has recorded a provision of approximately $300 based on management’s assessment of the outcome of the dispute. As of December 31, 2004, the dispute has not been settled.

The Company is involved from time to time in routine legal matters in the course of its business. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity. Accordingly, no provision with regard to these matters has been recorded in the Company’s financial statements.

Indemnifications
The Company enters into various indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company typically indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its business partners or customers, in connection with (among other things) any patent, copyright or other intellectual property infringement claim by any third party with respect to the Company’s service offering. The term of these indemnification agreements is generally perpetual any time after execution of the agreement, subject to applicable statutes of limitations. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unspecified. To date, the Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements.

The Company also, in accordance with its By Laws, indemnifies certain officers and employees for certain events or occurrences, subject to certain limits, while the officer or employee is or was serving at its request in such capacity. The term of the indemnification period is indefinite. The maximum amount of potential future indemnification is unspecified. The Company has no reason to believe that there is any material liability for actions, events or occurrences that have occurred to date.

10.	Geographic Segment Information

The Company has determined that it has a single operating segment. The Company’s chief operating decision maker, its chief executive officer, reviews financial information and makes resource allocation decision on a combined basis. The Company’s operating segment is designing, developing, selling and marketing anti-fraud products and services to banks and financial institutions. As such, no operating segments have been aggregated. The Company’s sales and marketing operations are

Cyota, Inc. Notes to Consolidated Financial Statements U.S. dollars in thousands (except share and per share data)	13

maintained in the United States. The Company maintains development operations in Israel. The Company attributes geographic revenues based on the location of the customer.
     Geographic information for the year ended December 31, 2004 and as of December 31, 2004 are as follows:

Net revenues
North America	$4,253
Europe	1,934
Japan	305
Other	256

$6,748

Long-lived assets
United States	$152
Israel	302

$454

11.	Related Party Transactions

During the year ended December 31, 2004, the Company generated revenues of $305 from a distribution agreement with a distributor who is also a stockholder of the Company. The Company believes that the revenues recognized under this agreement represent arms-length negotiated rates. As of December 31, 2004, the outstanding accounts receivable from the distributor were $34.

In August 2004, the Company loaned $32 to its chief executive officer. This loan bears interest at a rate of 1% per annum and is due upon the earlier of August 1, 2014, the Company’s registration for an initial public offering, a merger, sale or consolidation of the Company or the termination of his employment. The loan is full recourse and is secured by founder shares owned by the chief executive officer.

12.	Subsequent Events

In March 2005, the Company’s board of directors approved the adoption of a defined contribution plan in the United States, which will qualify as a tax deferred savings plan under Section 401(k) of the IRC. Eligible U.S. employees will be able to contribute a percentage of their pretax salaries, subject to certain IRC limitations. The plan provides for employer matching contributions to be made at the discretion of the board of directors.
Acquisition (unaudited)
On December 30, 2005, pursuant to an Agreement and Plan of Merger dated December 2, 2005 among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation, a wholly owned subsidiary of RSA Security Inc., and Andrew Zalasin, in his capacity as the Cyota stockholders’ representative (the “Merger Agreement”), RSA Security Inc. acquired all of the outstanding capital stock of the Company, and Powder Acquisition Corporation merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of RSA Security (the “Merger”).
Pursuant to the Merger Agreement, each share of the Company’s preferred and common stock outstanding before the consummation of the Merger was converted into the right to receive $0.5176 in cash. RSA Security paid $128.8 million in cash in the aggregate for all of the outstanding capital stock of the Company and $5.5 million in cash to fund a three-year retention pool. In addition, RSA Security assumed all outstanding stock options of the Company, with a value of approximately $10.7 million.